                                                                                                Exhibit 99.1

Tortoise Capital Resources Releases Fiscal 2007 Third Quarter
Financial Results

FOR IMMEDIATE RELEASE

OVERLAND PARK, Kan.– Oct. 12, 2007 – Tortoise Capital Resources Corp. (NYSE: TTO) today announced that it has filed its Form 10-Q for the third quarter ended Aug. 31, 2007.

Highlights for the Quarter

•	Third quarter dividend of $0.18 per share paid Sept. 04, 2007, representing partial investment of initial proceeds
•	Completed full investment of IPO proceeds
•	$12.5 million of credit facility remained available to fund investments
•	Completed five investments totaling $49.6 million
•	Net unrealized depreciation of $705,341 (year-to-date net unrealized appreciation of approximately $5.3 million)
•	Net assets of $121.8 million or $13.77 per share

“We have achieved our goal of investing our initial public offering proceeds within a nine month timeframe,” said Ed Russell, Tortoise Capital Resources’ President. “We are now investing proceeds from our $40 million credit facility, and currently have approximately $13.0 million available to support private and micro-cap public energy infrastructure capital expenditure projects.”

Dividends

On Sept. 04, 2007, the company paid a quarterly dividend to our stockholders of record as of Aug. 23, 2007, of $0.18 per common share for a total of $1.6 million.  Of this total, the dividend reinvestment amounted to approximately $73,000.

The company’s dividend is based on the distributions, dividends and interest from its investments, (including those expected from investments made during the quarter) less expenses. Dividends paid to stockholders prior to full investment may exceed distributable cash flow for the period.

As such, the company’s third quarter dividend was largely derived from total equity and debt investments at the beginning of the quarter on May 31, 2007 of $102.8 million and short-term investments of $27.8 million.  The company anticipates its next quarterly dividend will be paid on or about Nov. 30, 2007.

Portfolio and Investment Activity

As of Aug. 31, 2007, the value of the company’s investment portfolio (excluding short-term investments) totaled $153.6 million, including equity investments of $142.8 million and debt investments of $10.8 million.  The portfolio represents a strategic mix of 66 percent midstream investments, 14 percent upstream investments, 14 percent in aggregates and coal and six percent downstream investments.

As previously announced, the company’s third quarter investments included $7.5 million in a direct placement in EV Energy Partners, L.P. (Nasdaq: EVEP) common units; $10.0 million in common units of International Resource Partners, L.P.; a $10.0 million follow-on investment in High Sierra Energy, L.P. common units; and a $2.0 million follow-on investment in subordinated debt of Mowood, LLC.

In addition, Tortoise Capital Resources invested $19.6 million in common units of Lonestar Midstream Partners, LP. (Lonestar) and $0.5 million in GP LP units of Lonestar’s general partner. LSMP GP LP (LSMP).  Lonestar indicated it plans to use the proceeds to support various expansion projects. Lonestar is an independent midstream natural gas services provider of gathering, dehydration, compression and processing services to natural gas producers targeting the

Barnett Shale in the Fort Worth Basin.  Tortoise Capital Resources also agreed to purchase, subject to the satisfaction of certain conditions, $2.6 million of additional common units of Lonestar and $0.04 million GP LP units of LSMP in September 2007 and $1.2 million of additional common units of Lonestar and $0.02 million GP LP units of LSMP in December 2007.

Recent Developments

In September 2007, the company completed a portion of its future purchase commitment described above, investing an additional $2.6 million in common units of Lonestar and $0.04 million in additional GP LP units of LSMP.

Also in September, the company increased the maximum principal amount of its revolving credit facility from $35 million to $40 million.

Earnings Call

The company will host a conference call at 10:30 a.m. CT on Monday, Oct. 15, 2007 to discuss its financial results. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (800) 218-4007

International:  (303) 262-2139

The call will also be webcast in a listen-only format. The link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 12:30 p.m. CT on Oct. 15, 2007 and continuing until 12:30 p.m. CT Oct. 29, 2007, by dialing (800) 405-2236 (U.S./Canada).  The replay access code is 11099420#.  A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through Oct. 15, 2008.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream segment of the U.S. energy infrastructure sector. Tortoise Capital Resources seeks to provide stockholders a high level of total return, with an emphasis on dividends and dividend growth.

About Tortoise Capital Advisors, LLC
Tortoise Capital Advisors, LLC, the adviser to Tortoise Capital Resources Corp., is a pioneer in the capital markets for master limited partnership (MLP) investment companies and a leader in closed-end funds and separately managed accounts focused on MLPs in the energy infrastructure sector. As of Sept. 30, 2007, the adviser had approximately $2.8 billion of energy investment assets under management.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	August 31, 2007	November 30, 2006
	(Unaudited)
Assets
Investments at value, non-affiliated (cost $33,145,714 and $21,867,831, respectively)	$39,179,233	$22,196,689
Investments at value, affiliated (cost $91,633,045 and $14,828,825, respectively)	93,648,840	14,828,825
Investments at value, control (cost $20,713,593 and $5,550,000, respectively)	21,503,255	5,550,000
Total investments (cost $145,492,352 and $42,246,656, respectively)	154,331,328	42,575,514
Distribution receivable from affiliated investment	66,667	-
Interest receivable from control investments	143,277	43,983
Other receivable from affiliate	-	44,487
Dividends receivable	1,849	24,262
Prepaid expenses and other assets	138,297	244,766
Total assets	154,681,418	42,933,012

Liabilities
Management fees payable to Adviser	517,455	112,765
Accrued capital gain incentive fees payable to Adviser (Note 4)	1,325,846	-
Payable for investments purchased	3,836,237	-
Dividend payable on common shares	1,591,484	-
Short-term borrowings	22,500,000	-
Accrued expenses and other liabilities	378,947	155,303
Current tax liability	-	86,386
Deferred tax liability	2,747,064	250,156
Total liabilities	32,897,033	604,610
Net assets applicable to common stockholders	$121,784,385	$42,328,402

Net Assets Applicable to Common Stockholders Consist of
Warrants, no par value; 945,774 issued and outstanding
at August 31, 2007 and 772,124 issued and outstanding at
November 30, 2006 (5,000,000 authorized)	$1,370,957	$1,104,137
Capital stock, $0.001 par value; 8,842,330 shares issued and outstanding at August 31, 2007 and 3,088,596 issued and outstanding
at November 30, 2006 (100,000,000 shares authorized)	8,842	3,089
Additional paid-in capital	117,043,347	41,018,413
Accumulated net investment loss, net of deferred tax benefit	(2,126,300)	-
Accumulated realized gain (loss), net of deferred tax expense	7,595	(906)
Net unrealized appreciation of investments, net of deferred tax expense	5,479,944	203,669
Net assets applicable to common stockholders	$121,784,385	$42,328,402

Net Asset Value per common share outstanding (net assets applicable
to common shares, divided by common shares outstanding)	$13.77	$13.70

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended	For the three months ended	For the nine months ended	Period from December 8, 2005(1) through
	August 31, 2007	August 31, 2006	August 31, 2007	August 31, 2006
Investment Income
Distributions received from investments
Non-affiliated investments	$532,992	$350,993	$1,228,864	$350,993
Affiliated investments	1,328,533	-	2,661,815	-
Control investments	148,080	-	148,080	-
Total distributions received from investments	2,009,605	350,993	4,038,759	350,993
Less return of capital on distributions
Non-affiliated investments	(400,584)	(297,054)	(1,289,732)	(297,054)
Affiliated investments	(1,065,404)	-	(2,140,454)	-
Control investments	(86,407)	-	(86,407)	-
Net distributions from investments	457,210	53,939	522,166	53,939
Dividends from money market mutual funds	38,726	263,085	620,385	1,014,086
Interest income from control investments	306,738	131,100	597,614	131,100
Total Investment Income	802,674	448,124	1,740,165	1,199,125

Expenses
Base management fees	512,894	163,364	1,360,973	469,527
Capital gain incentive fees (Note 4)	(170,648)	-	1,325,846	-
Professional fees	187,014	61,701	401,862	145,298
Directors' fees	25,205	12,929	73,578	56,672
Administrator fees	24,193	-	54,929	-
Reports to stockholders	10,083	-	26,388	15,810
Fund accounting fees	9,294	6,599	23,571	19,008
Stock transfer agent fees	3,180	3,680	10,460	13,689
Custodian fees and expenses	3,044	1,615	8,189	5,053
Registration fees	14,686	-	22,749	-
Other expenses	16,944	486	34,936	11,335
Total Expenses before Interest Expense,
Preferred Stock Dividends and Loss on Redemption of Preferred Stock	635,889	250,374	3,343,481	736,392
Interest expense	229,692	-	347,402	-
Preferred stock dividends	-	-	228,750	-
Loss on redemption of preferred stock	-	-	731,713	-
Total Interest Expense, Preferred Stock Dividends
and Loss on Redemption of Preferred Stock	229,692	-	1,307,865	-
Total Expenses	865,581	250,374	4,651,346	736,392
Net Investment Income (Loss), before Income Taxes	(62,907)	197,750	(2,911,181)	462,733
Current tax benefit (expense)	42,732	(59,732)	42,732	(155,687)
Deferred tax benefit (expense)	(5,109)	11,904	742,149	11,904
Total tax benefit (expense)	37,623	(47,828)	784,881	(143,783)
Net Investment Income (Loss)	(25,284)	149,922	(2,126,300)	318,950

Realized and Unrealized Gain (Loss) on Investments
Net realized gain on investments, before deferred tax expense	-	-	13,712	-
Deferred tax expense	-	-	(5,211)	-
Net Realized Gain on Investments	-	-	8,501	-
Net unrealized appreciation (depreciation) of non-affiliated investments	(1,821,769)	297,054	5,686,094	297,054
Net unrealized appreciation of affiliated investments	68,414	-	2,034,365	-
Net unrealized appreciation of control investments	615,708	-	789,662	-
Net unrealized appreciation (depreciation), before deferred taxes	(1,137,647)	297,054	8,510,121	297,054
Deferred tax benefit (expense)	432,306	(115,851)	(3,233,846)	(115,851)
Net unrealized appreciation (depreciation) of investments	(705,341)	181,203	5,276,275	181,203
Net Realized and Unrealized Gain (Loss) on Investments	(705,341)	181,203	5,284,776	181,203

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	(730,625)	$331,125	3,158,476	$500,153

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders:
Resulting from Operations Per Common Share
Basic and diluted	$(0.08)	$0.11	$0.43	$0.16

Weighted Average Shares of Common Stock Outstanding:
Basic and diluted	8,840,487	3,088,596	7,387,780	3,088,596

(1) Commencement of Operations.